EXHIBIT 99.1

Scholar Rock Announces the Addition of Edward (Ted) Myles to Its Board of Directors

CAMBRIDGE, Mass., Nov. 19, 2018 (GLOBE NEWSWIRE) -- Scholar Rock Holding Corporation (NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced that Edward (Ted) Myles, a financial and operational leader with deep experience across the biotechnology and pharmaceutical industries, has been appointed to the Company’s Board of Directors.  Mr. Myles will serve as chair of the Company’s audit committee and as a member of the compensation committee.

“We are very pleased to welcome Ted to Scholar Rock’s Board of Directors as we further enhance the breadth of industry expertise of the Board,” said David Hallal, Chairman of the Board.  “Ted brings more than 20 years of experience and insights into building operational functions and developing financial strategies at every stage, from early discovery to commercial stage companies, which will be invaluable to the Board and management as Scholar Rock progresses its robust, highly innovative pipeline and continues to successfully grow as a public company.”

“I am honored to be joining the Scholar Rock Board and to be part of such a dynamic team,” said Mr. Myles.  “This is an exciting and transformative time for Scholar Rock and I look forward to applying my financial expertise and deep industry knowledge to support the continued execution of the Company’s strategy and advancement of a broad pipeline of novel product candidates focused on addressing neuromuscular disorders, cancer, fibrosis, and anemia.”

Since 2016, Mr. Myles has served as Executive Vice President and Chief Financial Officer of AMAG Pharmaceuticals, Inc.  Prior to joining AMAG, he served as Chief Financial Officer and Chief Operating Officer at Ocata Therapeutics, Inc. before its acquisition by Astellas Pharma, Inc.  His prior leadership positions include Chief Financial Officer and Vice President of Operations at PrimeraDx, Inc. and Controller of EMD Pharmaceuticals (now EMD Serono, a part of Merck KGaA).  Earlier in his career, Mr. Myles was an associate in the healthcare investment banking group at SG Cowen Securities Corporation and was a senior associate in the audit practice of Coopers & Lybrand LLP.  Mr. Myles holds a Master of Business Administration from John M. Olin School of Business at Washington University and Bachelor of Science in Business Administration from the University of Hartford.

About Scholar Rock
Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role.  Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia.  Scholar Rock’s newly elucidated understanding of the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level.  By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect.  Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of new Board members to influence Scholar Rock’s progress, Scholar Rock’s ability to develop its pipeline, and Scholar Rock’s growth expectations. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock Contact:
Investors/Media
Catherine Hu
chu@scholarrock.com
917-601-1649

Media Contact:
The Yates Network
Kathryn Morris
kathryn@theyatesnetwork.com
914-204-6412